Exhibit 4.1

PROOF PROOF PROOF PROOF PROOF PROOF PROOF

NUMBER
C

SHARES

AgroFresh Solutions, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP 00856G 10 9

This Certifies That:

PROOF

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.0001 EACH OF THE COMMON STOCK OF

AgroFresh Solutions, Inc. (THE "CORPORATION")

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate duly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

AgroFresh Solutions, Inc. Corporate Seal 2013 Delaware

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
NEW YORK, NY
TRANSFER AGENT

BY:

AUTHORIZED OFFICER

SECRETARY

CHIEF EXECUTIVE OFFICER

© COLUMBIA PRINTING SERVICES, LLC

AgroFresh Solutions, Inc. The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participat-ing, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN-as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - ....................Custodian.................... (Cust) (Minor) under Uniform Gifts to Minors Act ................................................... (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S) (PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S)) Shares of the capital stock represented by the Certificate, and do hereby irrevocably constitutes and appoints Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program, pursuant to SEC Rule 17Ad-15). COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com